As filed with the Securities and Exchange Commission on February 21, 2017

Registration No. 333-3260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3795742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8755 W. Higgins Road, Suite 500

Chicago, IL 60631

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Littelfuse, Inc. 401(k) Retirement and Savings Plan

(formerly, Littelfuse, Inc. 401(k) Savings Plan)

(Full Title of the Plan)

David W. Heinzmann

President and Chief Executive Officer

Littelfuse, Inc.

8755 W. Higgins Road, Suite 500

Chicago, IL 60631

(Name and Address of Agent For Service)

(773) 628-1000

(Telephone number, including area code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-8 relates to the Registration Statement on Form S-8 filed on April 5, 1996 (File No. 333-3260) (the “Original Registration Statement”) by Littelfuse, Inc. (the “Company”) and is being filed for the sole purpose of removing from registration any unsold shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), previously registered under the Original Registration Statement and that were offered to the Company’s employees under the Amended and Restated Littelfuse, Inc. 401(k) Retirement and Savings Plan (formerly, the Littelfuse, Inc. 401(k) Savings Plan, the “401(k) Plan”).

The Company has terminated all offerings of its Common Stock under the 401(k) Plan. In accordance with the undertakings made by the Company in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance, but remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities registered with respect to the 401(k) Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-3260 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 21st day of February, 2017.

LITTELFUSE, INC.

By:	/s/ David W. Heinzmann
David W. Heinzmann President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints David W. Heinzmann and Meenal A. Sethna and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Heinzmann	Director, President and Chief Executive Officer (Principal Executive Officer)	February 17, 2017
David W. Heinzmann

/s/ Meenal A. Sethna	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 17, 2017
Meenal A. Sethna

/s/ Tzau-Jin Chung	Director	February 17, 2017
Tzau-Jin Chung

/s/ Cary T. Fu	Director	February 17, 2017
Cary T. Fu

/s/ Anthony Grillo	Director	February 17, 2017
Anthony Grillo

/s/ Gordon Hunter	Director	February 17, 2017
Gordon Hunter

/s/ John E. Major	Director	February 17, 2017
John E. Major

/s/ William P. Noglows	Director	February 17, 2017
William P. Noglows

/s/ Ronald L. Schubel	Director	February 17, 2017
Ronald L. Schubel